UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2012

SILVER BULL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

885 West Georgia Street, Suite 2200 Vancouver, B.C. V6C 3E8
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  604-687-5800

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements or Certain Officers.

On February 22, 2012, the Board of Directors of Silver Bull Resources, Inc. (the “Company”) increased the size of the Board from six to eight members and appointed Joshua Crumb and John McClintock to fill the vacancies caused by such increase.  Mr. Crumb and Mr. McClintock will stand for election as directors of the Company at the 2012 annual meeting of shareholders to be held on April 11, 2012 (the “2012 Annual Meeting”).

The Board of Directors has determined that each of Mr. Crumb and Mr. McClintock is independent under the NYSE Amex listing standards.  There is no arrangement or understanding between Mr. Crumb or Mr. McClintock and any other person pursuant to which they were appointed as directors, and there are no related party transactions involving them that are reportable under Item 404(a) of Regulation S-K.  The Company expects that Mr. Crumb and Mr. McClintock will be appointed to certain committees of the Board of Directors after the 2012 Annual Meeting.

Mr. Crumb and Mr. McClintock will receive compensation for their service as nonemployee directors pursuant to the Company’s nonemployee director compensation policy.  Under this policy, nonemployee directors are paid $20,000 per year, paid in quarterly installments, and are issued stock option grants.  In accordance with this policy, on February 22, 2012, each of Mr. Crumb and Mr. McClintock were granted options to purchase 200,000 shares of the Company’s common stock, which vest in two equal installments on the date of grant and on the first anniversary of the date of grant.

On February 22, 2012, Dr. Nicole Adshead-Bell and Mr. Duncan Hsia informed the Board of Directors of their decision not to stand for reelection as directors of the Company at the 2012 Annual Meeting.  Neither Dr. Bell nor Mr. Hsia expressed any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.  Dr. Bell serves as the Chair of the Company’s Compensation Committee, and Mr. Hsia serves as the Chair of the Company’s Corporate Governance and Nominating Committee.  Dr. Bell and Mr. Hsia will continue to serve as directors of the Company until the 2012 Annual Meeting.

A copy of the news release announcing these developments is attached hereto as Exhibit 99.1.

The disclosure in Item 8.01 below regarding the adoption of certain immaterial amendments to the Company’s 2010 Stock Option and Stock Bonus Plan, as amended (the “Plan”), is incorporated by reference into this Item 5.02.

ITEM 8.01   Other Events.

On February 22, 2012, the Board of Directors approved certain immaterial amendments to the Company’s 2010 Stock Option and Stock Bonus Plan.  A copy of the Plan, as amended, is attached hereto as Exhibit 10.1.

ITEM 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	2010 Stock Option and Stock Bonus Plan, as amended.
99.1	News release issued on February 23, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2012

SILVER BULL RESOURCES, INC.

	By:	/s/ Sean Fallis
Sean Fallis
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	2010 Stock Option and Stock Bonus Plan, as amended.
99.1	News release issued on February 23, 2012.